UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 24, 2009

OPTi, Inc.

(Exact name of registrant as specified in its charter)

California

(State or Other Jurisdiction of Incorporation)

0-21422 (Commission File Number)	77-0220697 (IRS Employer Identification Number)

3430 W Bayshore Drive, Suite 103

Palo Alto, California 94303

(Address of principal executive offices including zip code)

(650) 213-8550

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 9.01. Financial Statements and Exhibits
SIGNATURES
Exhibit 99.1

Item 1.01. Entry into a Material Definitive Agreement.

Dismissal and License Option Agreement

OPTi, Inc. (the “Company”) entered into a Dismissal and License Option Agreement with Standard Microsystems Corporation (“SMSC”) on July 24, 2009, which suspends the lawsuit the Company filed against SMSC in the Eastern District of Texas. In exchange for the Company agreeing to dismiss its lawsuit against SMSC without prejudice and to refrain from re-filing the lawsuit for a specified period of time, SMSC has agreed to make a payment of $1,900,000 to the Company. The Company has also granted SMSC an option to purchase a license from the Company for an additional license fee of $100,000.

The Company issued a press release on July 28, 2009 attached hereto as Exhibit 99.1 announcing the settlement.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

99.1	OPTi, Inc. Press Release dated July 28, 2009 announcing Settlement Agreement reached with Standard Microsystems Corporation in connection with a patent infringement action.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 31, 2009

OPTi, Inc.

By:	/s/ Michael Mazzoni
Michael Mazzoni
Chief Financial Officer

EXHIBIT INDEX

99.1	OPTi, Inc. Press Release dated July 28, 2009 announcing Settlement Agreement reached with Standard Microsystems Corporation in connection with a patent infringement action.